CERTIFICATE OF RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           VIRTUAL TECHNOLOGIES, INC.


                  The undersigned hereby certify on behalf of Virtual Technologies, Inc. (the "Corporation") that the Restated Articles of Incorporation ("Restated Articles") have been duly adopted pursuant to the provisions of Sections 78.390 and 78.403 of the Nevada General Corporation Law, and submit the following:

         1. The Restated Articles are set forth in Exhibit A attached hereto and incorporated herein.

         2. The shareholders of the Corporation have approved the Restated Articles at the annual meeting of the shareholders held on November 22, 1997 as follows:


         Total Number of      Number of
              Shares          Shares in     Number of Shares    Number of Shares
         Entitled to Vote     Attendance       Voted For          Voted Against
         ----------------     ----------       ---------          -------------

            13,391,560        12,365,250       12,365,250              NIL




                  DATED: November 24, 1997.

                                            VIRTUAL TECHNOLOGIES, INC., a Nevada
                                            corporation


                                            By  /s/ Leif Schipper
                                              ---------------------
                                               Leif Schipper
                                               President


                                            By  /s/ James H. Hirst
                                              ---------------------
                                               James H. Hirst
                                               Secretary

STATE OF VICTORIA          )
                           ) ss.
COUNTY OF                  )

                  The foregoing instrument was acknowledged before me this 24th day of November, 1997, by Leif Schipper, as President of Virtual Technologies, Inc., a Nevada corporation, on behalf of the corporation.


                                             Michael Richard Brereton
                                            --------------------------------
                                            A Current Practitioner under the
                                            Legal Practice Act of 1996

---------------------


STATE OF VICTORIA          )
                           ) ss.
COUNTY OF                  )

                  The foregoing instrument was acknowledged before me this 24th day of November, 1997, by James H. Hirst, as Secretary of Virtual Technologies, Inc., a Nevada corporation, on behalf of the corporation.


                                            Leif Schipper
                                            --------------------------------
                                            Notary Public
                                            Fellow Australian Society of
                                            Certified Practicing Accountants


My Commission Expires:

---------------------
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
                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              SOLPOWER CORPORATION
                      (FORMERLY VIRTUAL TECHNOLOGIES, INC.)


         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is:

                              Solpower Corporation

         SECOND: The name of the person designated as the resident agent of the Corporation and the street address of the resident agent where process may be served upon the Corporation, which is also the mailing address of the resident agent, is:

                            Capitol Document Services
                         400 West King Street, Suite 302
                            Carson City, Nevada 89703

         THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares of common stock with a par value of one cent ($.01) per share and five million (5,000,000) shares of preferred stock with a par value of one-tenth of one cent ($.001) per share, undesignated as to class, powers, designations, preferences, limitations, restrictions or relative rights. The board of directors of the Corporation is authorized to fix and determine any class or series of preferred stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series established, all by resolution of the board of directors and in accordance with Section 78.1955 of the Nevada Revised Statutes, as the same may be amended and supplemented.

         FIFTH: The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the Bylaws of this Corporation.

         SIXTH: The present board of directors of the Corporation consists of three (3) directors whose names and street addresses are:

                                  Leif Schipper
                       7309 East Stetson Drive, Suite 102
                            Scottsdale, Arizona 85251

                                Jerry W. Goddard
                       7309 East Stetson Drive, Suite 102
                            Scottsdale, Arizona 85251

                                 Naoya Yoshikawa
                       7309 East Stetson Drive, Suite 102
                            Scottsdale, Arizona 85251

         SEVENTH: The personal liability of the directors and officers of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.037.1 thereof, as the same may be amended and supplemented.

         EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to persons who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The
Corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.

         NINTH: From time to time any of the provisions of these Restated Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by these Restated Articles of Incorporation are granted subject to the provisions hereof.

         Filed with the Nevada Secretary of State on November 24, 1997.

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